Rule 424(b)(2)
			Registration Nos. 333-44771
	NASD File No. 961029005
	Cusip #: 52517PNE7

PRICING SUPPLEMENT NO. 308
Trade Date: March 3, 1998 to Prospectus
Supplement dated February 18, 1998
and Prospectus dated February 18, 1998

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  100%

Agent's Commission: .35%

Original Issue Date: 03/06/98

Interest Rate Per Annum:  6.29%

Interest Payment Dates:	Every 2/15 and 8/15 commencing on 8/15/98

Maturity Date:  03/06/01

These Notes, issued under Pricing Supplement No. 308, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of proceeds of this offering is $25,000,000 and relates only to Pricing Supplement No. 308. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $14,162,913,688 and, to date, including this offering, an aggregate of $13,714,937,688 Medium-Term Notes, Series E has been issued and $9,322,702,688 are outstanding.